UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

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HEALTHTECH SOLUTIONS, INC./UT

(Exact name of registrant as specified in its charter)

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Utah	0-51012	84-2528660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

181 Dante Avenue, Tuckahoe, New York 10707

(Address of Principal Executive Office) (Zip Code)

844-926-3399

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

On September 6, 2022 the Registrant’s Board of Directors approved a grant of options to purchase up to 15,000,000 shares of the Registrant’s common stock. The options were issued in compensation for the non-interest-bearing loans made by several of the Registrant’s shareholders to the Registrant during the past twelve months, which exceeded $1,500,000 and which remain outstanding. By agreement among the lenders, the options were issued to Storm Funding, LLC.

The options may be exercised during the next three years to purchase shares of the common stock for $0.25 per share, although the holder may not at any time exercise the options to purchase a number of shares that, when combined with all shares owned by the holder and its affiliates, would exceed 4.99% of the Registrant’s outstanding shares. Payment for the shares may be made in cash of by cashless exercise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Common Stock Purchase Warrant dated September 6, 2022 issued to Storm Funding, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Healthtech Solutions, Inc.

Date: September 12, 2022	By:	/s/ Manuel E. Iglesias Manuel E. Iglesias, President

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